UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 17, 2013
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394
_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing preliminary results for the fourth quarter and year ended December 31, 2012 was made on January 17, 2012 and a copy of the release is being furnished as Exhibit 99.1 in this current report.

It disclosed that the Company expects to report fourth quarter 2012 revenues of $3.7 million and a net loss of approximately $3.4 million, which includes an impairment charge of $2.36 million related to Azido software technology intangible assets.  For the year ended December 31, 2012 the Company expects to report revenues of $17.1 million and a net loss of approximately $6.4 million.

During the fourth quarter, the decline in our stock market capitalization relative to our book value was an indicator of impairment.  Projected cash flow changes, decreasing or eliminating our expected future cash flows related to Azido technology’s use or disposition, resulted in a write down to a carrying value of $35,000 at year end. The impairment charge is a non-cash item.

The Company had cash of approximately $10.5 million and no debt at the end of the fourth quarter.  The Company expects to announce actual results for the fourth quarter and the year ended December 31, 2012, on February 28, 2013.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description

99.1

Press Release: DATA I/O ANNOUNCES EXPECTED FINANCIAL RESULTS

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

January 17, 2013	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release: DATA I/O ANNOUNCES EXPECTED FINANCIAL RESULTS

Exhibit 99.1

Joel Hatlen	6464 185th Ave. NE, Suite 101
Vice President and Chief Financial Officer	Redmond, WA 98052
Data I/O Corporation	(425) 881-6444
investorrelations@dataio.com

DATA I/O ANNOUNCES EXPECTED FINANCIAL RESULTS

Preliminary fourth quarter and year 2012 results

Redmond, WA, January 17, 2013 – Data I/O Corporation (NASDAQ: DAIO), the leading provider of manual and automated device programming systems, today announced that the Company expects to report fourth quarter 2012 revenues of $3.7 million and a net loss of approximately $3.4 million, which includes an impairment charge of $2.36 million related to Azido software technology intangible assets.  For the year ended December 31, 2012 the Company expects to report revenues of $17.1 million and a net loss of approximately $6.4 million.

During the fourth quarter, the decline in our stock market capitalization relative to our book value was an indicator of impairment.  Projected cash flow changes, decreasing or eliminating our expected future cash flows related to Azido technology’s use or disposition, resulted in a write down to a carrying value of $35,000 at year end. The impairment charge is a non-cash item.

The Company had cash of approximately $10.5 million and no debt at the end of the fourth quarter.  The Company expects to announce actual results for the fourth quarter and the year ended December 31, 2012, on February 28, 2013.

About Data I/O Corporation

Celebrating 40 years of expertise in delivering intellectual property to programmable devices, Data I/O offers complete, integrated manufacturing solutions in wireless, automotive, programming center, semiconductor, and industrial control market segments for OEM, ODM, EMS and semiconductor companies. Data I/O is the leader in programming and provides hardware and software solutions for turn-key programming and device testing services, as well as in-system (on-board), in-line (right before use at the SMT line), or in-socket (off-line) programming. These solutions are scalable for small, medium and large volume applications with different device mixes.  Data I/O Corporation has headquarters in Redmond, Wash., with sales and services worldwide. For further information, visit the company’s website at http://www.dataio.com.

Forward Looking Statement

Statements in this news release concerning expected revenue, loss and impairment charges, as well as expected financial positions, cash position and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to ability to record revenues based upon the timing of product deliveries and installations, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.